EXHIBIT 10.5



                             INTERCREDITOR AGREEMENT

         INTERCREDITOR AGREEMENT (this "Agreement") as of September 19, 2001, between MCG FINANCE CORPORATION, as collateral agent for the MCG Lenders referred to below (the "MCG Debt Agent"), STATE STREET BANK AND TRUST COMPANY, N.A., as collateral agent for the Junior Creditor referred to below (the "Junior Agent"), and any Other Senior Agent (as defined below) that may from time to time sign an Adopting Instrument (as defined below).

         WHEREAS, certain Subsidiaries of Talk America Holdings, Inc. ("Holdings") are parties to a Credit Facility Agreement dated as of October 20, 2000 among such subsidiaries (collectively, the "Companies"), the lenders party thereto and MCG Finance Corporation, as agent for itself and the other lenders (as amended, modified or supplemented from time to time, the "MCG Credit Agreement");

         WHEREAS, pursuant to the MCG Credit Agreement, the Companies have granted to the MCG Debt Agent for the benefit of the lenders under the MCG Credit Agreement a security interest in all of their respective assets to secure their obligations under the MCG Credit Agreement and certain other documents delivered by the Companies pursuant thereto;

         WHEREAS, pursuant to a certain Restructuring and Note Agreement by and between Holdings and America Online, Inc. ("AOL") dated as of the date hereof (as amended, modified or supplemented from time to time, the "Note Agreement"), Holdings has agreed to deliver one or more 8% secured convertible promissory notes in the amount of $54,000,000 (collectively, the "Convertible Note") to AOL;

         WHEREAS, the Note Agreement permits the incurrence by Holdings and the Companies of other Senior Debt (as defined below) in an aggregate principal amount that, together with the aggregate principal amount under the MCG Credit Agreement, shall not exceed $50 million at any time outstanding;

         WHEREAS, as an inducement to AOL to enter into the Note Agreement and for good and valuable consideration, the Companies have entered into the Subsidiary Guarantee and Security Agreement (as defined below) pursuant to which the Companies have granted to the Junior Agent, for the benefit of the holder from time to time of the Convertible Note, a security interest in all of their assets to guarantee Holdings' obligations under the Convertible Note; and

         WHEREAS, pursuant to the Note Agreement and the Subsidiary Guarantee and Security Agreement, the Junior Agent's rights to the Collateral (as defined below) and to payment by the Companies under the Subsidiary Guarantee and Security Agreement are to be subordinate to the rights of the Senior Agent (as defined below), as more fully described below;




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         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the meanings indicated:

         "Adopting Instrument" shall mean an adopting instrument in the form of Annex A hereto.

         "AOL" shall have the meaning in the third recital paragraph of this Agreement.

         "Collateral" shall mean all assets subject to any Lien granted by any Company under any Senior Security Document, without regard, for purposes of this Agreement, to the final paragraph of Section 1.1 of the MCG Security Agreement.

         "Companies" shall have the meaning in the first recital paragraph of this Agreement.

         "Convertible Note" shall have the meaning in the third recital paragraph of this Agreement.

         "Holdings" shall have the meaning in the first recital paragraph of this Agreement.

         "Junior Agent" shall have the meaning in the first paragraph of this Agreement.

         "Junior Claims" shall mean all indebtedness, obligations and other liabilities (contingent or otherwise) of any Company arising under or with respect to the Note Agreement and the Junior Claims Documents.

         "Junior Claims Documents" shall mean the Subsidiary Guarantee and Security Agreement and each other security agreement, pledge agreement, mortgage or other security document delivered by any Company pursuant to the Note Agreement or the Subsidiary Guarantee and Security Agreement, as the same may be amended, modified, supplemented or restated from time to time.

         "Junior Claims Event of Default" shall mean an "Event of Default" under (and as defined in) the Note Agreement.

         "Junior Creditor" shall mean, collectively, the holders from time to time of the Convertible Note.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest deposit arrangement, encumbrance, lien or preference priority or other security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or other title retention agreement, the interest of a lessor under a lease or any financing lease having





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substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which the Lien relates as debtor.

         "MCG Credit Agreement" shall have the meaning in the first recital paragraph of this Agreement.

         "MCG Debt Agent" shall have the meaning in the first paragraph of this Agreement.

         "MCG Lenders" shall mean the Senior Agent and the other lenders from time to time under the MCG Credit Agreement.

         "MCG Security Agreement" shall mean the Master Security Agreement, Collateral Assignment and Equity Pledge dated as of October 20, 2000 made by each grantor party thereto in favor of the MCG Debt Agent, as the same may be amended, modified, supplemented or restated from time to time.

         "MCG Security Documents" shall mean the MCG Security Agreement and each other security agreement, pledge agreement, mortgage or other security document delivered by any Company pursuant to the MCG Credit Agreement, as the same may be amended, modified, supplemented or restated from time to time.

         "MCG Senior Debt" shall mean all Secured Obligations, as defined in the MCG Security Documents, and any renewal, extension, modification or replacement thereof.

         "Note Agreement" shall have the meaning in the third recital paragraph of this Agreement.

         "Other Security Documents" shall mean all security agreements, pledge agreements, mortgages or other security documents delivered by any Company pursuant to which such Company grants a Lien to secure any Other Senior Debt.

         "Other Senior Agent" shall mean the collateral agent or security agent for the Other Senior Creditors under the Other Security Documents.

         "Other Senior Creditors" shall mean the Other Senior Agent and the holders from time to time of the Other Senior Debt.

         "Other Senior Debt" shall mean all obligations of any Company in respect of any indebtedness that by its terms ranks senior in right of payment and security to the Junior Claims, and any renewal, extension, modification or replacement thereof; provided that the aggregate principal amount of such indebtedness, together with the aggregate principal amount under the MCG Credit Agreement, shall not exceed $50 million at any one time outstanding; provided that, for purposes of determining the aggregate principal amount of any such indebtedness, there shall be included in the "principal amount" thereof the amount of any liquidation or prepayment penalty or premium that shall, by the terms of the agreement or other instrument governing or evidencing such indebtedness,




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be payable in addition to the stated amount of such indebtedness, whether upon acceleration, mandatory prepayment or otherwise.

         "Right of Payment" shall mean the right of the Junior Creditor, or of the Junior Agent acting on behalf of the Junior Creditor, to compel any Company to make any payment under Article II of the Subsidiary Guaranty and Security Agreement.

         "Senior Agent" shall mean, collectively, the MCG Debt Agent and the Other Senior Agent (or, if none has been appointed, the Other Senior Creditors, if any).

         "Senior Creditors" shall mean, collectively, the MCG Lenders and the Other Senior Creditors.

         "Senior Debt" shall mean, collectively, the MCG Senior Debt and the Other Senior Debt.

         "Senior Security Documents" shall mean, collectively, the MCG Security Documents and the Other Security Documents.

         "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

         "Subsidiary Guarantee and Security Agreement" shall mean the Master Subsidiary Guarantee, Security Agreement, Collateral Assignment and Equity Pledge, dated as of September 19, 2001, among the Companies, as grantors; the Junior Agent, as collateral agent on behalf of AOL and its successors and assigns; and AOL.

         "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the Commonwealth of Virginia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Virginia, or by the laws of a jurisdiction other than a state of the United States, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction or such other laws, as the case may be, for purposes of the provisions hereof relating to such attachment, perfection or priority.

         Section 2. Subordination.

         2.1 Subordination of Junior Claims. Each of the Junior Agent and the Junior Creditor covenant and agree, that, to the extent and in the manner set forth in this




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Agreement, the Junior Claims, and the payment from whatever source (other than
Holdings and any entity on behalf of Holdings, but excluding payments made by or on behalf of any Company) of all amounts in respect thereof, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

         2.2 Subordination of Liens. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Junior Creditor or to the Junior Agent on behalf of the Junior Creditor or of any Liens granted to the Senior Creditors or to the Senior Agent on behalf of the Senior Creditors and notwithstanding any provision of the Uniform Commercial Code, or any applicable law or decision or the Junior Claims Documents or the Senior Security Documents or any other circumstance whatsoever, each of the Junior Agent and the Junior Creditor, by accepting and holding the Convertible Note, hereby agrees that: (a) the Senior Creditors and the Senior Agent shall have a senior and prior Lien on and security interest in the Collateral and all proceeds thereof to secure the Senior Debt; and (b) any Lien on the Collateral now or hereafter held by the Junior Creditor or by the Junior Agent on behalf of the Junior Creditor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respect to all Liens in the Collateral securing the Senior Debt. All Liens on the Collateral securing the Senior Debt shall be and remain senior to all Liens on the Collateral securing the Junior Claims for all purposes, whether or not such Liens on the Collateral securing the Senior Debt are subordinated to any Lien securing any other obligations of any Company.

         2.3 Prohibition on Contesting Liens. Neither the Junior Agent nor the Junior Creditor shall contest or challenge the validity, enforceability, priority or perfection of, or restrict, interfere with or prevent any action taken by the Senior Agent on behalf of the Senior Creditors to foreclose on or enforce, any Lien under any Senior Security Document. Each of Junior Creditor and Junior Agent hereby waives any and all defenses and rights of discharge based upon suretyship or impairment of Collateral (including lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to the Senior Agent or any Senior Creditor or any of its obligations hereunder, under any Junior Claims Document.

         Section 3. Enforcement.

         3.1 No Exercise of Remedies. Until such time as the Senior Debt shall have been paid in full in cash and the commitment of the Senior Creditor to lend has been terminated, neither the Junior Agent nor the Junior Creditor shall take any action to foreclose, enforce or realize upon any Lien on Collateral or Right of Payment under any Junior Claims Document or otherwise exercise any right or remedy to enforce any such Lien on Collateral or Right of Payment if:

             (i) any Senior Debt has been accelerated and any holder of Senior Debt or the Senior Agent on behalf of any such holder has commenced action to enforce its rights against all or any portion of the Collateral,




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             (ii) a Junior Claims Event of Default (a "Triggering Default") has
         occurred and no acceleration of the Senior Debt has occurred, until the expiration of (A) a period of 180 days ("Enforcement Blockage Period") after written notice to the Senior Agent of the occurrence of a Junior Claims Event of Default and such failure has not been cured by the Companies or (at its sole discretion, and without any obligation to do so) by any Senior Creditor during such Enforcement Blockage Period and
         (B) the 30th day after written notice by the Junior Creditor of the intent to take action to enforce any Lien on Collateral or Right of Payment under any Junior Claims Document has been given to the Senior Agent and the Senior Creditors, which notice under this clause (B) may only be given following the expiration of such Enforcement Blockage Period. Each Enforcement Blockage Period will only prevent the Junior Agent or Junior Creditor from exercising the remedies available to them solely in connection with the Triggering Default and will not affect the remedies available to the Junior Agent or the Junior Creditor arising out of any previous Junior Claims Event of Default; or

             (iii) no Triggering Default has occurred or is continuing;

provided that nothing contained herein is intended to prevent the Junior Creditor from obtaining a judgment against the Companies (or any of them) following the occurrence of a Junior Claims Event of Default so long as (A)(x) the Junior Claims Event of Default has not been cured or waived and (y) the Enforcement Blockage Period has expired or (B) the events contained in clause
(i) above have occurred.

         3.2 Bankruptcy, etc. Neither the Junior Agent nor Junior Creditor will commence or join with any other creditor or creditors of any Company in commencing any bankruptcy, reorganization or insolvency proceedings against such Company. At any general meeting of creditors of such Company or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of such Company or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of such Company or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or a proceeding by or against such Company for relief under any bankruptcy, indebtedness, reorganization, arrangement, composition or extension or otherwise, if all Senior Debt has not been indefeasibly paid in full in cash at the time, (i) the Junior Creditor, or the Junior Agent on its behalf, may demand, but only the Senior Agent may collect until all such Senior Debt shall have been paid in full in cash, any amount from such Company or from any other person, and neither the Junior Agent nor the Junior Creditor may set off or otherwise discharge any part of the Junior Claims; and (ii) the Senior Agent is hereby irrevocably authorized on behalf of the Junior Agent and the Junior Creditor at any such meeting or in any such proceeding to collect any assets of such Company distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of the Junior Claims and apply the same, or the proceeds of any realization upon the same that the holders of the Senior Debt in their discretion elect to effect, to Senior Debt until all such Senior Debt shall have been indefeasibly paid in full in cash, rendering any surplus then remaining to the Junior Creditor or its representative, as the Junior




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Creditor shall direct or as otherwise may be required by law or by agreement of all creditors of such Company.

         3.3 Payments Over. Any proceeds of the Collateral received by the Junior Agent or the Junior Creditor and any other cash or other property received by the Junior Agent or the Junior Creditor, in either case in contravention of this Agreement, the MCG Credit Agreement or the guaranty of Holdings related thereto shall be segregated and held in trust and forthwith paid over to the Senior Agent for the benefit of the Senior Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Senior Agent is hereby authorized to make any such endorsements as the agent for the Junior Agent and the Junior Creditor. This authorization is coupled with an interest and is irrevocable.

         Section 4. Other Agreements.

         4.1 Releases. (a) If the Senior Agent releases any of its Liens on any part of the Collateral in connection with any sale, lease, exchange, transfer or other disposition thereof (each, a "Sale"), the Liens on the Collateral, if any, of the Junior Creditor or the Junior Agent on behalf of the Junior Creditor shall be automatically, unconditionally and simultaneously released, provided that Holdings, any Company or the Senior Agent provides the Junior Agent and the Junior Creditor with written notice of such Sale and release at least five (5) business days prior to the date on which the Senior Agent agrees to be obligated to effect such release (such notice not being required if the proposed Sale (i) is not in excess of $2.5 million or (ii) involves a foreclosure or bankruptcy procedure); and the Junior Agent shall, at the sole expense of the Company requesting such release, execute and deliver to the Senior Agent or such Company such termination statements, releases and other documents as the Senior Agent or such Company may request to effectively confirm such release. The Junior Agent hereby (i) appoints the Senior Agent as its attorney-in-fact to execute and deliver, on behalf of the Junior Agent, termination and release documents, which appointment shall be coupled with an interest, and (ii) authorizes the Senior Agent to file, on behalf of the Junior Agent, one or more termination statements, in each case in connection with any release of Collateral under this
Section 4.1 if the Junior Agent has not executed and delivered and/or filed any such documents and or termination statement on or prior to the third day following a written request therefor from the Senior Agent or any Company. Notwithstanding the foregoing, the Liens on the Collateral granted to the Junior Agent on behalf of the Junior Creditor shall, subject to all of the provisions of this Agreement, continue in the proceeds of any sale, lease, exchange or other disposition of the Collateral if such proceeds are not applied to the Senior Debt or otherwise in accordance with the Senior Security Documents. Nothing contained in this Section 4.1 shall impair, as among Holdings, the Junior Agent and the Junior Creditor, the obligation of Holdings to pay all amounts payable in respect of the Junior Claims as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Junior Agent and Junior Creditor (except as expressly otherwise provided in this Section 4.1) from exercising all rights, powers and remedies otherwise permitted by the Junior Claims Documents or by applicable law, all, however, subject to the rights of the Senior Agent and Senior Creditor as set forth in this Section 4.1.


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             (b) At the request of the Senior Agent, each of the Junior Agent and the Junior Creditor agrees to use reasonable efforts to assist and facilitate any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

         4.2 Enforcement of Liens; Application of Proceeds. At any time during the existence of any "Event of Default" under (and as defined in) the MCG Credit Agreement or any other agreement relating to Senior Debt, the Senior Creditors and the Senior Agent will have the immediate right to enforce and realize upon any Collateral security granted under any Senior Security Document in any manner or order that the Senior Creditors or the Senior Agent on behalf of the Senior Creditors deems expedient without regard to any equitable principles of marshaling or otherwise. The Senior Creditors may at any time apply the proceeds of any of the Collateral subject to the Senior Security Documents (including without limitation proceeds of any sale of Collateral subject to the provisions of Section 4.1 above), together with any rights of the Senior Creditors under any insurance policy, including (without limitation) any hazard or casualty insurance, credit insurance, business interruption or title insurance policy or condemnation proceeding, to the Senior Debt, and among such obligations at such time and in such order as they shall determine.

         4.3 Reinstatement. If the Senior Agent or any Senior Creditor is required in any bankruptcy, reorganization or insolvency proceeding or otherwise to turn over or otherwise pay to the estate of Holdings or any Company any amount received by the Senior Agent or any Senior Creditor with respect to the Senior Debt or as a result of the provisions of this Agreement (a "Recovery"), the Senior Debt and this Agreement shall be reinstated to the extent of such Recovery and the Senior Creditors shall be entitled to receive payment in full of all such amounts in accordance with the priorities established under this Agreement.

         4.4 Provisions Solely to Define Relative Rights. The provisions of Sections 2, 3 and 4 are and are intended solely for the purpose of defining the relative rights of the Junior Creditor on the one hand and the Senior Creditors on the other hand. No rights are intended to be created hereunder for the benefit of the Companies or any other alleged third party beneficiary. Subject to the subordination provisions hereof, nothing contained in Sections 2, 3 and 4 or elsewhere in this Agreement or in the Junior Claims Documents is intended to or shall:

             (a) impair, as among the Companies, their creditors other than the Senior Creditors and the Junior Creditor, the obligations or liabilities of the Companies (whether contingent or otherwise) under the Junior Claims Documents in accordance with the terms thereof; or

             (b) affect the relative rights of the Junior Creditor or the Junior Agent on behalf of the Junior Creditor against the Companies under the Junior Claims Documents.



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         Section 5. Representations and Warranties of the Junior Agent. Each of
AOL and the Junior Agent represents and warrants to the Senior Agent that:

         5.1 Corporate Existence. It is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

         5.2 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will result in a breach of, or require any consent under, the charter or bylaws of the Junior Agent or AOL, as applicable, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Junior Agent or AOL, as applicable, is a party or by which the Junior Agent or AOL, as applicable, is bound or to which the Junior Agent or AOL, as applicable, is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Junior Agent or AOL, as applicable, pursuant to the terms of any such agreement or instrument, except where such breach, failure to obtain such consent, default or creation or imposition of any such Lien could not reasonably be expected to have a material adverse effect on business, assets, operations, prospects or condition, financial or otherwise, of the Junior Agent or AOL, as applicable.

         5.3 Corporate Action: Execution and Delivery. The Junior Agent or AOL, as applicable, has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Junior Agent or AOL, as applicable, of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Junior Agent or AOL, as applicable, and constitutes the legal, valid and binding obligation of the Junior Agent or AOL, as applicable, enforceable in accordance with its terms.

         5.4 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Junior Agent or AOL, as applicable, of this Agreement or for the validity or enforceability hereof.

         Section 6. Representations and Warranties of the Senior Agent. The Senior Agent represents and warrants to the Junior Agent that:

         6.1 Corporate Existence. The Senior Agent is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

         6.2 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will result in a breach of, or require any consent under, the charter or bylaws of the Senior Agent, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Senior Agent is a party or by which the Senior Agent is bound



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or to which the Senior Agent is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Senior Agent pursuant to the terms of any such agreement or instrument, except where such breach, failure to obtain such consent, default or creation or imposition of any such Lien could not reasonably be expected to have a material adverse effect on business, assets, operations, prospects or condition, financial or otherwise, of the Senior Agent.

         6.3 Corporate Action: Execution and Delivery. The Senior Agent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Senior Agent of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Senior Agent and constitutes the legal, valid and binding obligation of the Senior Agent, enforceable in accordance with its terms.

         6.4 Approvals. No authorizations, approvals or consents of, and no filings, or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Senior Agent of this Agreement or for the validity or enforceability hereof.

         Section 7. Bailment for Perfection. Senior Agent agrees that it shall hold any Collateral as to which perfection is accomplished solely by possession for its own benefit and, for the purposes of perfection only, for the benefit of the Junior Agent, subject to the provisions of this Agreement. Each of the Junior Agent and Junior Creditor waives, releases and agrees not to sue upon any claim against the Senior Agent (or its directors, officers, employees or agents) whether sounding in tort, contract or otherwise, except for claims for foreseeable actual losses resulting directly from the Senior Agent's own gross negligence, willful misconduct or fraud with respect to the Collateral (including the gross negligence, willful misconduct or fraud of its directors, officers and employees). Moreover, whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, the Senior Agent (or its directors, officers, employees or agents) shall not have any liability with respect to (and each of the Junior Agent and Junior Creditor hereby waives, releases and agrees not to sue upon any claim for) any special, indirect, consequential, punitive or non-foreseeable damages suffered by either the Junior Agent or the Junior Creditor in connection with or in any way related to the transactions contemplated or the relationship established by this Agreement, or any act, omission or event occurring in connection herewith or therewith. In no way shall the Senior Agent be deemed to stand in a trust or fiduciary relationship with the Junior Agent or the Junior Creditor.

         Section 8. Miscellaneous.


         8.1 No Waiver. No failure on the part of the Senior Creditors or the Senior Agent on behalf of the Senior Creditors to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under the Senior Security Documents or related agreements shall operate as a waiver thereof, nor shall any


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single or partial exercise by the Senior Creditors or the Senior Agent on behalf of the Senior Creditors of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided at law or in equity.

         8.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

         8.3 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         8.4 No Modifications. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the parties hereto.

         8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Junior Agent, the Junior Creditor, the Senior Agent and the Senior Creditors. The terms "Junior Agent," "Junior Creditor," "Senior Agent" and "Senior Creditors" shall respectively apply to any successor and assign of any such party. Each party agrees to notify any successor and assign of the existence and terms of this Agreement.

         8.6 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.8 Subordination Legend. Each instrument, document or agreement creating or evidencing the Junior Claims shall contain a conspicuous legend (in form and substance satisfactory to the Senior Agent) that such instrument, document or agreement and the rights therein are subject to the provisions of this Agreement.

         8.9 Amendment to Junior Claims Documents. The Junior Agent covenants and agrees, on its own behalf and on behalf of the Junior Creditor, that it will not modify any of the Junior Claims Documents, the Note Agreement or the Convertible Note in any manner that would accelerate the date on which any payment thereunder is to become due, increase the Companies' monetary obligations thereunder, or make more restrictive any financial covenants thereunder.


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


         8.10 Expenses. Senior Agent shall have the right to recover on demand from Junior Agent and the Junior Creditor all expenses incurred by the Senior Agent to enforce the provisions of this Agreement against the Junior Agent and the Junior Creditor.

         8.11 Waiver of Jury Trial. Each party hereto hereby knowingly, voluntarily and intentionally waives (to the maximum extent not prohibited by applicable law) any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in connection with or in any way related to any of this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of other party. Each party hereto acknowledges and agrees (a) that it has received full and sufficient consideration for this provision, and (b) that it has been advised by legal counsel in connection herewith, and (c) that this provision is a material inducement for each Senior Creditor entering into this Agreement and permitting the incurrence by the Companies of the Junior Claims.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be du y executed and delivered as of the day and year first above written.


JUNIOR AGENT                                  SENIOR AGENT
------------                                  ------------

STATE STREET BANK AND TRUST COMPANY, N.A.,    MCG FINANCE CORPORATION, as
as collateral agent                           collateral agent


By:    /s/ James E. Murphy                    By:    /s/ Steven F. Tunney
   ----------------------------                  -----------------------------
Name:  James E. Murphy                        Name:  Steven F. Tunney
Title: Vice President                         Title: President and Chief
                                                     Operating Officer


Address for Notices:                          Address for Notices:

State Street Bank and Trust Company, N.A.     MCG Finance Corporation
61 Broadway                                   1100 Wilson Boulevard, Suite 800
New York, New York  10006                     Arlington, Virginia  22209
Attention: Corporate Trust Department         Attn: Loan Administration
Talk America Holdings, Inc./AOL               Facsimile No.: (703) 247-7505
Security and Pledge
Facsimile No.: (212) 612-3201

ACKNOWLEDGED AND AGREED:

AMERICA ONLINE, INC., as the initial Junior Creditor and on behalf of the holders of the Convertible Note from time to time



By:      /s/ Lynda Clarizio
    -------------------------------
    Name:  Lynda Clarizio
    Title: Senior Vice President


Address for Notices:

America Online, Inc.
22000 AOL Way
Dulles, Virginia  20166
Attention:  General Counsel
Facsimile Number:  (703) 265-2208


TALK AMERICA INC.
ACCESS ONE COMMUNICATIONS CORP.
OMNICALL, INC.
THE OTHER PHONE COMPANY, INC.
TALK AMERICA OF VIRGINIA, INC.



By:      /s/ Aloysius T. Lawn, IV
   ---------------------------------
Name:  Aloysius T. Lawn, IV
Title: Executive Vice President, General Counsel
       and Secretary


As authorized officer of each of the above named companies


                   (Signature Page to Intercreditor Agreement)

                                                              Annex A to
                                                        Intercreditor Agreement



                          [Form of Adopting Instrument]

         Reference is made to the Intercreditor Agreement, dated as of September 19, 2001 (the "Subordination Agreement"; capitalized terms used and not defined herein shall have the meanings assigned to them in the Intercreditor Agreement), by and among MCG Finance Corporation, as collateral agent, State Street Bank and Trust Company, N.A., as collateral agent, and any Other Senior Agent from time to time party thereto. By executing and delivering this Adopting Instrument, the undersigned hereby agrees to be bound by all the terms and provisions of the Intercreditor Agreement applicable to the Senior Agent and a Senior Creditor on and after the date hereof.

         This Adopting Instrument shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.





                                       [Adopting Person]



                                       By:
                                          ---------------------------------
                                          Title



Date:__________________ , 200_